EXHIBIT 23(b)


                                             New York, New York
                                             March 25, 1998


Entergy New Orleans, Inc.
639 Loyola Avenue
New Orleans, Louisiana  70113

Ladies and Gentlemen:

          We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-00255), including the exhibits thereto, which Entergy New Orleans, Inc. (formerly, New Orleans Public Service Inc.) (the "Company") proposes to file with the Securities and Exchange Commission on or shortly after the date hereof, relating to the registration under the Securities Act of 1933, as amended, of $65,000,000 in aggregate principal amount of its General and Refunding Mortgage Bonds ($40,000,000 of which have been issued) (the "Bonds") to be issued in one or more new series, and for the qualification under the Trust Indenture Act of 1939, as amended, of the Company's Mortgage and Deed of Trust, dated as of May 1, 1987, as heretofore supplemented and as proposed to be further supplemented, under which the Bonds are to be issued.

          We hereby consent to such references to our firm as may be made in the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and in the Prospectus constituting a part thereof.

                              Very truly yours,

                              /s/ Reid & Priest LLP

                              REID & PRIEST LLP